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                                                                    EXHIBIT 23-1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 of our report dated January 29, 2002, except for Note 19 for which the date is March 21, 2002, relating to the financial statements and financial statement schedule, which appears in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Summary Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
January 8, 2003